UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

ALTERA CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Altera Corporation held its Annual Meeting of Stockholders on May 6, 2010 at 1:30 p.m. The following matters were acted upon at the meeting:
1.	Election of Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

				BROKER
				"NON-
NOMINEES	FOR	AGAINST	ABSTAIN	VOTES"
John P. Daane	249,795,666	3,948,466	229,262	18,765,139
Robert J. Finocchio, Jr.	252,425,148	1,301,020	247,226	18,765,139
Kevin McGarity	252,361,796	1,365,492	246,106	18,765,139
T. Michael Nevens	253,239,976	481,667	251,751	18,765,139
Krish A. Prabhu	252,276,938	1,449,644	246,812	18,765,139
John Shoemaker	252,358,464	1,368,383	246,547	18,765,139
Susan Wang	253,312,226	418,414	242,754	18,765,139

					BROKER
					"NON-
		FOR	AGAINST	ABSTAIN	VOTES"
2.	Reapproval of the Internal Revenue Code Section 162(m) provisions of the 2005 Equity Incentive Plan	243,976,776	9,458,627	537,991	18,765,139
3.	Approval of an amendment to the 2005 Equity Incentive Plan to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan.	189,599,618	63,835,108	538,668	18,765,139
4.	Approval of an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.	250,881,468	2,465,714	626,212	18,765,139
5.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	269,113,286	3,293,299	331,948	—
6.	Approval of a stockholder proposal requesting that the board take the steps necessary so that each stockholder voting requirement in our certificate of incorporation and by-laws that calls for greater than a simple majority vote (including each 80% supermajority provision) be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.	207,202,815	46,049,311	721,268	18,765,139

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION
/s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel, and Secretary

Dated: May 10, 2010